UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

OPLINK COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)

46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices) (Zip code)

(510) 933-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2005, Oplink Communications, Inc. (the “Company”) appointed Mr. Chi-Min (James) Cheng, age 59, as the General Manager, China/Macau.

Mr. Cheng has more than 28 years of experience in manufacturing and factory management. Early in his career, Mr. Cheng served as an engineer and manager at Taiwan Far-Eastern Textile Mechanical Co. in Taiwan. After emigrating to the United States in 1990, Mr. Cheng worked for six years as an engineer at Wan Sen Electronic Co., and for five years as the Country Manager and Factory G.M at RAE Systems Inc. in Shanghai (Jiading) China. Most recently, Mr. Cheng has worked as a consultant for Stratum Technologies, Inc. in Cleveland, Ohio.

Mr. Cheng will receive a salary of US$ 100,000 per year of full time employment. The Company granted Mr. Cheng options to purchase 100,000 shares of the Company’s common stock on May 5, 2005, at an exercise price of $1.43 per share, pursuant to the Company’s stock option plan. One quarter of the option shares will vest on May 3, 2006 and one forty-eighth of the remaining option shares will vest monthly thereafter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: May 9, 2005	By:	/s/ Bruce D. Horn
		Name:	Bruce D. Horn
		Title:	Chief Financial Officer